Exhibit 31.4

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, John M. Michel, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of First Foundation Inc. for the fiscal year ended December 31, 2014;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 3, 2015

/S/ JOHN M. MICHEL
John M. Michel
Executive Vice President and Chief Financial Officer